Exhibit 23 (f)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 24, 1997 on the financial statements of PT Rajasa Hazanah Perkasa and subsidiary, included in this Form 10-K/A, into Vanguard Cellular Systems, Inc.'s previously filed Form S-4 Registration Statement No. 33-35054, Form S-3 Registration Statement No. 33-61295, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559, Form S-8 Registration Statement No. 33-69824, Form S-8 Registration Statement No. 333-34771, Form S-8 Registration Statement No. 333-34785, and Form S-8 Registration Statement No. 333-34787.

                                                 Arthur Andersen LLP

     Greensboro, North Carolina,
     March 22, 1999